Published July 27, 2007	BROKER TEAR SHEET
AVEROX INC - Telecom Industry	AVOX: OTC BB

Averox Inc. (OTCBB:AVOX) is a publicly held independent provider of solutions and services in the domains of Telecom Engineering, Telecom OSS and BSS and Information Technology. Averox’s services include offshore product development, application management, project management, program management, telecommunications network deployment, management, optimization and maintenance for small, medium and large enterprises. Averox Inc. has two principal subsidiaries Averox Private Limited and Averox FZ-LLC

Stock Data - June 21, ‘07		Business Summary
Stock Symbol	AVOX

Averox Inc. through its recent acquisition, November 13, 2006, of Averox Dubai and Averox Pakistan is no longer considered a development stage company.

The principal services that Averox Inc. provides include the design, deployment, integration, and the overall management of telecommunications networks for both large and small companies. Their work for telecommunication companies involves software development, radio frequency engineering, project management and the installation of telecommunications equipment. The Company also provides network management services, which involve day-to-day optimization and maintenance of telecommunications networks. To date, most of their network engineering and deployment services have been for telecommunications carriers primarily in Pakistan, although they are actively marketing their services and solutions in Eastern Europe, the Middle East and the rest of Asia.

Averox information technology (IT) professionals develop and promote software which delivers industry standard-specific solutions. The solutions developed by Averox IT professionals address needs in a wide spectrum of areas such as ecommerce, enterprise resource planning, IT strategy and consulting, project management and web-based applications such as content management systems, and Internet and intranet applications.

Exchange	OTC BB

Current Price	$7.00
52 - Wk Range	7.50 - 6.65
Shares Outst	10,000,000
Float	3,120,000
Market Cap	70,000,000
Fiscal Year end	30-Jun
Website	www.averox.com

Investor Relations	Self & Associates
Contact	Trudy M. Self
Contact No	001-909-336-5685

Officers
Salman Mahmood	President/CEO
Yasser Ahmad	CFO

Directors		Products
Salman Mahmood	President/CEO	• Telecom Engineering		• Provisioning
Yasser Ahmad	CFO	• Telecom OSS / BSS		• Billing - Retail/Interconnect
Christopher Baker	SVP Development	• Mediation		• Fraud Management
Maajid Maqbool	SVP Operations			• Revenue Assurance Systems
Graham Hill	SVP Sales/Marketing	Service Partners
		• Lucent		• Juniper
Office		• Siemens		• Samsung
Averox FZ LLC		• Nortel Networks		• Intec Telecom plc
Suite 1108, Thuraya II		• Cisco Systems		• Evolving Systems Inc
Dubai Internet City				• L 3 Communication Systems
P.O. Box 502492		Recent Press Releases
Dubai, U.A.E		• Averox Inc. Joins TM Forum (May 16, 2007)
Tel: +971 (0) 4 375 7602		• Averox Inc. To Exhibit at Telemanagemant World in Nice (May 20, 2007)
Fax: +971 (0) 4 429 0575		• Graham Hill Joins Averox Inc. Board of Directors (April 26, 2007)
• Averox to Launch New Provisus Provisioning Solution in the USA (April 20, 2007)
Other Locations		• Maajid Maqbool Joins Averox Inc. as Operations SVP (March 26, 2007)
United Kingdom	Chertsey	• Graham Hill Joins Averox Inc. as SVP Sales and Marketing (March 22, 2007)
Pakistan	Islamabad	• Averox Inc. Announces Contracts with Warid Telecom International (Feb. 12, 2007)
USA	Michigan	• Averox Completes Share Exchange (January 30, 2007)

(To learn more about these news releases; go online at www.averox.com or one of the many financial service websites, such as Yahoo Financial, MSN, CNN Money, and more.)

Bal Sheet Items - Mar 31, 2007		INCOME	Mar 31, ‘07	Mar 31, ‘06	Increase/(Decrease)

Current Assets	$2,994	Revenues	$2,985	$1,381	116%
Fixed Assets	$130	Cost of sales	$586	$176	233%
Other Assets	$10	Gross profit	$2,399	$1,206	99%
Total Assets	$3,134	Net Income	$1,077	$1,036	4%
Current Liab	$1,064	EPS	$0.1077	$0.1036	4%
Other Liab	$17
Total Liab	$1,082
Stock Equity	$1,936
(Income and Balance Sheet in ‘000 except EPS; EPS - Basic & diluted net income per share)